EXHIBIT 4.1

                               UNITIL CORPORATION
                             1998 STOCK OPTION PLAN



I.   ESTABLISHMENT OF PLAN; DEFINITIONS

     1. Purpose. The purpose of the Unitil Corporation 1998 Stock Option Plan is to provide an incentive to key Employees and Directors of Unitil Corporation and its Affiliates who are in a position to contribute materially to the long-term success of the Corporation and/or its Affiliates, to increase their interest in the welfare of the Corporation and its Affiliates and to aid in attracting and retaining Employees and Directors of outstanding ability.

     2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

          a. "Affiliate" shall mean any parent or subsidiary of the Corporation which meets the requirements of Section 425 of the Code.

          b. "Board" shall mean the Board of Directors of the Corporation.

          c. "Cause" shall mean conviction of a felony, or any fraudulent or dishonest act which has resulted or is likely to result in material economic damage to the Corporation or an Affiliate, as determined in good faith by the Board at a Board meeting at which the Employee or Director, as applicable, was provided with an opportunity to be heard by the Board.

          d. "Change of Control" shall mean the satisfaction of any one or more of the following conditions (and the "Change of Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

               (i) the Corporation receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act, disclosing that any person, group, corporation or other entity is the beneficial owner, directly or indirectly, of 25% or more of the outstanding Stock;

               (ii) any "person" (as such term is defined in Section 13(d) of the Exchange Act), group, corporation or other entity other than the Corporation or a wholly-owned subsidiary of the

          Corporation, purchases shares pursuant to a tender offer or exchange offer to acquire any Stock (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the outstanding Stock (calculated as provided in paragraph
          (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire Stock);

               (iii) the stockholders of the Corporation approve (A) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property (except where the Corporation's shareholders before such transaction will be the owners of more than 75% of all classes of voting stock of the surviving entity), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

               (iv) there shall have been a change in a majority of the members of the Board within a 25- month period unless the election or nomination for election by the Corporation's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 25-month period.

          e. "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

          f. "Committee" shall mean the Compensation Committee of the Board, or such other committee appointed by the Board and consisting of not less than 2 non-Employee directors, which Committee shall administer the Plan as set forth in Section 4 of this Article I.

          g. "Corporation" shall mean Unitil Corporation, a New Hampshire corporation.

          h. "Director" shall mean a member of the Board or a member of the board of directors of an Affiliate.

          i. "Disability" shall mean a medically determinable physical or mental condition which prevents an Employee from performing the material and substantial duties of the Employee's regular occupation for a period of 180 consecutive days, and (B) results in a 20% or greater loss to the Employee of the Employee's indexed monthly earnings; provided, however, that a 180 consecutive-day period shall not be treated as interrupted if the Employee's inability to so perform should cease for a period of 30 days or less during the 180-day period.

          j. "Employee" shall mean any employee, including officers, of the Corporation or any of its Affiliates.

          k. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          l. "Fair Market Value" shall mean, on any date, the average of the high and low trade prices of the Stock reported on the composite tape for issues listed on the American Stock Exchange on such date, or, if no trades shall have been reported for such date, on the next preceding date on which there were trades reported.

          m. "Grantee" shall mean an Employee or a Director who has been granted a Stock Option under the Plan.

          n. "Option Period" shall mean the term of a Stock Option as fixed by the Committee.

          o. "Plan" shall mean the Unitil Corporation 1998 Stock Option Plan as set forth herein and as amended from time to time.

          p. "Stock" shall mean shares of the Common Stock, no par value, of the Corporation.

          q. "Stock Option" shall mean a non-qualified option granted pursuant to the Plan to purchase shares of Stock.

          r.  "Stock  Option  Agreement"  shall  mean  the  written   instrument
     evidencing the grant of one or more Stock Options under the Plan and which shall contain the terms and conditions applicable to such grant.

     3. Shares of Stock Subject to Plan. There are hereby reserved for issuance under the Plan 350,000 shares of Stock. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of shares of Stock as to which such expired or terminated Stock Option shall not have been exercised may again become available for the grant of new Stock Options hereunder.

     4. Administration of Plan. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to determine the eligibility of Employees and Directors to participate in the Plan, to grant Stock Options under the Plan, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Stock Option Agreements and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to the Plan shall be determined unilaterally by and in the sole discretion of the Committee. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Grantees and all person(s) claiming under or through any Grantees. Notwithstanding anything contained in this Section 4 to the contrary, no member of the Committee shall have the authority to render any decision with respect to his or her participation in or entitlement to benefits under the Plan.

     5. Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate the Plan; provided, however, that no such action shall adversely affect the right of any Grantee under any Stock Option previously granted thereto hereunder.

     6. Effective Date of Plan. The Plan shall become effective on December 11, 1998.

II.  GRANTS AND EXERCISE OF STOCK OPTIONS

     1. Granting of Stock Options.

          a. The Committee shall determine and shall designate from time to time those Employees and Directors who are to be granted Stock Options and shall specify the number of shares of Stock subject to each Stock Option; provided, however, that Stock Options for not more than 5% of the outstanding Stock may be issued in any one year to officers, Directors and/or key employees of the Corporation.

          b. The Committee may grant at any time new Stock Options to an Employee or a Director who has previously received Stock Options, whether such prior Stock Options are still outstanding, have previously been exercised in whole or in part or are canceled in connection with the issuance of new Stock Options.

          c. When granting a Stock Option, the Committee shall determine the purchase price of the Stock subject thereto and specify such price in the applicable Stock Option Agreement.

          d. The Committee, in its sole discretion, shall determine whether any particular Stock Option shall become exercisable in one or more installments, specify the installment dates and, within the limitations herein provided, determine the total period during which the Stock Option is exercisable. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee.

     2. Exercise of Stock Options. The purchase price of Stock subject to a Stock Option shall be payable upon exercise of the Option in cash or by check, bank draft or postal or express money order, or pursuant to a "cashless exercise" utilizing a brokerage firm. The Committee, in its discretion, may permit a Grantee to make partial or full payment of the purchase price by the surrender of Stock owned by the Grantee prior to the date of exercise. Shares of Stock surrendered in payment of the purchase price as provided above shall be valued at the Fair Market Value thereof on the date of exercise. Surrender of such Stock shall be evidenced by delivery of the certificates(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine or by attestation.

     3. Termination of Employment or Director Status. Except as provided otherwise in the applicable Stock Option Agreement (in which case the provisions of the Stock Option Agreement shall control over the provisions of this Section
3):

          a. Except as provided in paragraphs b and c below, if a Grantee's employment or status as a Director with the Corporation or an Affiliate is terminated voluntarily by the Grantee or by the Corporation or an Affiliate other than for Cause, only those Stock Options held by the Grantee which were immediately exercisable at the termination of the Grantee's employment or status as a Director shall be exercisable by the Grantee following the termination of the Grantee's employment or status as a Director. Such Stock Options must be exercised within 3 months after such termination of employment or status as a Director (but in no event after expiration of the Option Period) or they shall be forfeited.

          b. Notwithstanding anything to the contrary contained in paragraph a above, if a Grantee's employment with the Corporation or an Affiliate or status as a Director is terminated by the Corporation or an Affiliate for Cause, all then outstanding Stock Options held by the Grantee shall expire immediately and such Stock Options shall not be exercisable after the termination of the Grantee's employment or status as a Director.

          c. Notwithstanding anything to the contrary contained in paragraphs a and b above, if a Grantee's employment with the Corporation or an Affiliate or status as a Director is terminated on account of the Grantee's death or, if the Grantee is an Employee, on account of the Grantee's Disability, only those Stock Options held by the Grantee which were immediately exercisable at the date of the Grantee's death or Disability shall be exercisable by the Grantee, the Grantee's guardian or legal representative, or, if the Grantee is not then living, by the representative of the Grantee's estate or beneficiaries thereof to whom the Stock Options have been transferred. Such Stock Options must be exercised by the earlier of (i) 12 months from the date of the Grantee's death or Disability, or (ii) the expiration of the Option Period, or they shall be forfeited.

III. GENERAL PROVISIONS

     1. Recapitalization Adjustments.

          a. In the event of any change in capitalization affecting the Stock, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Stock, the Committee shall authorize and make such proportionate adjustments, if any, as the Committee shall deem appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of Stock for which Stock Options in respect thereof may be granted under the Plan, the number of shares of Stock covered by each outstanding Stock Option, and the purchase price per share of Stock in respect of outstanding Stock Options.

          b. Any provision hereof to the contrary notwithstanding, in the event the Corporation is a party to a merger or other reorganization, outstanding Stock Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Stock Options by the surviving corporation or its parent, for their continuation by the Corporation (if the Corporation is a surviving corporation) for accelerated vesting and accelerated expiration or for settlement in cash.

     2. General.

          a. Each Stock Option shall be evidenced by a Stock Option Agreement.

          b. The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained as an Employee or as a Director, and all Grantees shall remain subject to discharge or removal to the same extent as if the Plan were not in effect.

          c. No Grantee, and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest by reason of any Stock Option to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option except as set forth herein.

          d. No Stock Option shall or may be sold, exchanged, assigned, pledged, encumbered, or otherwise hypothecated or disposed of except (i) by will or the laws of descent and distribution, or (ii) subject to Committee approval, by gift to any member of the Grantee's immediate family, to a trust for the benefit of such an immediate family member or to a partnership in which such immediate family members are the sole partners. A Stock Option may be exercisable during the Grantee's lifetime only by the Grantee or by the Grantee's guardian or legal representative unless it has been transferred by gift to a member of the Grantee's immediate family, to a trust for the benefit of such an immediate family member or to a partnership described in the immediately preceding sentence, in which case it shall be exercisable solely by such transferee. For purposes of this paragraph d, a Grantee's "immediate family" shall mean the Grantee's spouse, children and grandchildren. Notwithstanding any such transfer, the Grantee will continue to be subject to the income tax withholding requirements of paragraph f of this Section 2.

          e. Notwithstanding any other provision of the Plan or agreements made pursuant hereto, the Corporation's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option, and the transferability of Stock acquired by exercise of a Stock Option, shall be subject to all of the following conditions:

               (i) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

               (ii) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

               (iii) Each stock certificate issued pursuant to a Stock Option shall bear such legends which the

          Committee shall determine, in its absolute discretion, are necessary or advisable, or which in the opinion of counsel to the Corporation are required under applicable federal or state securities laws.

               f. All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation or an Affiliate the amount of any withholding taxes which the Committee, in its sole discretion, deems necessary to be withheld in order to comply with any applicable statutes or regulations with respect to a Stock Option or its exercise. In the event that such payment is not made when due, the Corporation or Affiliate shall have the right to deduct, to the extent permitted by law, from any payment or settlement of any kind otherwise due to such person all or part of the amount required to be withheld. The Grantee may use Stock to satisfy the Grantee's income tax obligation with respect to a Stock Option or its exercise. If Stock is to be used to satisfy any such tax withholding, such Stock shall be valued based upon the Fair Market Value of such Stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Corporation shall not be required to issue Stock until such obligations are satisfied.

               g. A Grantee entitled to Stock as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Corporation by virtue of such exercise, except to the extent a Stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as otherwise provided herein. The Corporation shall issue any Stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

               h. The Plan and the grant or exercise of Stock Options granted under the Plan shall be subject to, and shall in all respects comply with, applicable New Hampshire law.

               i. Upon the occurrence of a Change of Control, all outstanding Stock Options shall automatically become 100% vested and fully exercisable.